Exhibit 32(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of IDACORP, Inc. (the "Company") on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), we, Jan B. Packwood, Chief Executive Officer of the Company, and Darrel T. Anderson, Vice President - Administrative Services and Chief Financial Officer, certify that:

(1)               The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Jan B. Packwood	/s/Darrel T. Anderson
Jan B. Packwood	Darrel T. Anderson
Chief Executive Officer	Senior Vice President - Administrative Services
March 7, 2006	and Chief Financial Officer
March 7, 2006